Prologis Earnings Release and Supplemental Information Unaudited First Quarter 2016

Table of Contents Highlights 1Company Profile 3Company Performance 5Guidance Financial Information 6Consolidated Balance Sheets 7Pro-rata Balance Sheet Information 8Consolidated Statements of Income 9Pro-rata Statement of Income 10Reconciliations of Net Earnings to FFO 11Pro-rata Reconciliation of Net Earnings to FFO 12Reconciliations of Net Earnings to EBITDA Strategic Capital 13Summary and Financial Highlights 14Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures Operations Overview 15Overview 16Operating Metrics 18Operating Portfolio 21Customer Information Capital Deployment 22Overview 23Development Stabilizations 24Development Starts 25Development Portfolio 26Third Party Building Acquisitions 27Dispositions and Contributions 28Land Portfolio Capitalization 30Overview 31Debt Summary 31Liquidity and Other Metrics Net Asset Value 33Components Notes and Definitions 35Notes and Definitions (A) Cover: Prologis Park Osaka #5, Osaka, Japan (A) Terms used throughout document are defined in the Notes and Definitions

(A) NOI calculation based on Prologis share of the Operating Portfolio. Company Profile Highlights + + + + Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2016, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 667 million square feet (62 million square meters) in 20 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment. Asia 53 MSF 4% of NOI(A) U.S. 383 MSF 71% of NOI(A) Other Americas 54 MSF 6% of NOI(A) Europe 177 MSF 19% of NOI(A) 5,200 Customers 667M Square Feet 3,380 Buildings 1

1Q 2016 Prologis share of NOI annualized. 1Q 2016 third-party asset management fees annualized plus trailing twelve month third party transaction fees and net promotes. Prologis share of trailing twelve month estimated value creation from development starts. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights $1.7B in annual NOI(A) Operations $150M of fees and promotes(B) Strategic Capital Prologis Share AUM $37B(D) Net Equity $24B(D) Gross AUM $63B(D) 2 $373M in value from starts annually(C) Development Company Profile

Company Performance Highlights 3 dollars in millions, except per share unit/data Three Months ended March 31, 2016 2015 2015 Revenues $,606,300 $,462,847 $0 Revenues - Prologis share ,676,777 ,578,939 Net earnings attributable to common stockholders ,208,041.40044999996 ,345,206 0 Core FFO ,329,633 ,254,379 0 AFFO ,345,675 ,211,324 0 Adjusted EBITDA ,549,224.40044999996 ,367,278 0 Estimated value creation from development starts - Prologis share 39,315 46,039 122286 Common stock dividends and common limited partnership unit distributions ,230,279 ,188,915 0 Per common share - diluted: Net earnings attributable to common stockholders $0.39 $0.65 $0.65 Core FFO 0.61 0.49 0.49 AFFO 0.64 0.41 Business line reporting: Real estate operations 0.56999999999999995 0.45 0.28999999999999998 Strategic capital 0.04 0.04 0.2 Core FFO 0.61 0.49 0.49 Realized development gains, net of taxes 0.1590934596117087 8.0318020800647233E-3 0.28999999999999998 Dividends and distributions per common share/unit 0.42 0.36 0.36

Company Performance Highlights 4 (in millions)

The difference between Core FFO and Net Earnings predominately relates to real estate depreciation, gains or losses on real estate transactions, acquisition expenses and early extinguishment of debt. See the Notes and Definitions for more information. Net promote guidance range is $0.17 to $0.19 per share. Core FFO and earnings guidance excludes any potential future gains (losses) recognized from real estate transactions. Guidance Highlights 5 dollars in millions, except per share 2016 Guidance Low High Net earnings (A)(B)(C) $0.87 $0.95 Core FFO (A)(B)(C) $2.5 $2.6 AFFO $2.4 $2.5 Operations Year-end occupancy 0.96 0.97 Same store NOI - GAAP increase - Prologis share 0.04 4.5% Other Assumptions Strategic capital revenue- without promote income $180 $190 Net promote income $90 $100 General & administrative expenses $218 $228 Realized development gains $150 $200 Annualized first quarter 2016 dividend $1.68 Capital Deployment - Prologis Share Development stabilizations (80% Prologis share) $2,000 $2,200 Development starts (80% Prologis share) $1,800 $2,300 Building acquisitions (40% Prologis share) $400 $700 Building and land dispositions (75% Prologis share) $1,700 $2,200 Building contributions (75% Prologis share) $900 $1,200 Exchange Rates We have hedged the rates for the majority of our estimated 2016 Euro, Sterling and Yen Core FFO, effectively insulating 2016 results from any FX movements. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.10 ($/€), 1.40 ($/£) and 110 (¥/$), respectively.

Consolidated Balance Sheets Financial Information 6 in thousands $42,460 $42,369 Assets: Investments in real estate properties: Operating properties $23,788,600 $23,735,745 Development portfolio 1,923,362 1,872,903 Land 1,341,600 1,359,794 Other real estate investments ,575,118 ,552,926 27,628,680 27,521,368 Less accumulated depreciation 3,424,143 3,274,284 Net investments in real estate properties 24,204,537 24,247,084 Investments in and advances to unconsolidated entities 4,866,664 4,755,620 Assets held for sale ,431,332 ,378,423 Notes receivable backed by real estate 37,550 ,235,050 Net investments in real estate 29,540,083 29,616,177 Cash and cash equivalents ,369,737 ,264,080 Other assets 1,465,928 1,514,510 Total assets $31,375,748 $31,394,767 Liabilities and Equity: Liabilities: Debt $11,687,171 $11,626,831.39115999 Accounts payable, accrued expenses and other liabilities 1,347,953 1,347,100 Total liabilities 13,035,124 12,973,931.39115999 Equity: Stockholders' equity: Preferred stock 78,235 78,235 Common stock 5,251 5,245 Additional paid-in capital 19,311,795 19,302,367 Accumulated other comprehensive loss -,813,900 -,791,429 Distributions in excess of net earnings -3,948,720 -3,926,483 Total stockholders' equity 14,632,661 14,667,935 Noncontrolling interests 3,264,088 3,320,227 Noncontrolling interests - limited partnership unitholders ,443,875 ,432,674 Total equity 18,340,624 18,420,836 Total liabilities and equity $31,375,748 $31,394,767.39115999

Pro-rata Balance Sheet Information Financial Information 7 in thousands Prologis Consolidated Less Non Controlling Interests Plus Prologis Share of UnconsolidatedCo-Investment Ventures Prologis Total Share Investors' Share of Total Owned and Managed Unconsolidated Ventures Consolidated Ventures Assets: Investments in real estate properties: Operating properties $23,788,600 $-3,637,329 $7,358,153 $27,509,424 $16,164,163 $3,637,329 $47,310,916 Other real estate 4,308,962 -,224,819 ,227,982.6399999999 4,312,125.6399999997 ,548,897.3600000001 ,224,819 5,085,842 Accumulated depreciation -3,424,143 ,150,581 -,681,661 -3,955,223 -1,492,409 -,150,581 -5,598,213 Net investments in real estate properties 24,673,419 -3,711,567 6,904,474.6399999997 27,866,326.640000001 15,220,651.359999999 3,711,567 46,798,545 Investments in unconsolidated co-investment ventures 4,711,977 ,-52,092 -4,979,360 -,319,475 0 52,092 -,267,383 Investments in other unconsolidated ventures ,154,687 -8,315 0 ,146,372 0 8,315 ,154,687 Other assets 1,835,665 -,263,919 ,255,816.36000000034 1,827,562.3600000003 ,985,510.6400000006 ,263,919 3,076,992.9 Total assets $31,375,748 $-4,035,893 $2,180,931 $29,520,786 $16,206,162 $4,035,893 $49,762,841 Liabilities and Equity: Liabilities: Debt $11,687,171 $-,694,247 $1,731,612 $12,724,536 $4,664,079 $,694,247 $18,082,862 Other liabilities 1,347,953 ,-77,558 ,449,319 1,719,714 ,910,388 77,558 2,707,660 Total liabilities 13,035,124 -,771,805 2,180,931 14,444,250 5,574,467 ,771,805 20,790,522 Equity: Stockholders' / partners' equity 14,632,661 0 0 14,632,661 10,631,695 3,264,088 28,528,444 Noncontrolling interests 3,264,088 -3,264,088 0 0 0 0 0 Noncontrolling interests - limited partnership unitholders ,443,875 0 0 ,443,875 0 0 ,443,875 Total equity 18,340,624 -3,264,088 0 15,076,536 10,631,695 3,264,088 28,972,319 Total liabilities and equity $31,375,748 $-4,035,893 $2,180,931 $29,520,786 $16,206,162 $4,035,893 $49,762,841

Consolidated Statements of Income Financial Information 8 in thousands, except per share amounts Three Months Ended March 31, 2016 2015 2015 Revenues: Rental $,554,116 $,418,802 $,418,802 Strategic capital 49,666 42,025 42,025 Development management and other 2,518 2,020 2,020 Total revenues ,606,300 ,462,847 ,462,847 Expenses: Rental ,146,581 ,127,095 ,126,934 Strategic capital 25,293 25,182 20,361 General and administrative 50,543 51,306 56,288 Depreciation and amortization ,250,000 ,169,808 ,169,808 Other 4,685 5,575 5,575 Total expenses ,477,102 ,378,966 ,435,254 Operating income ,129,198 83,881 27,593 Other income (expense): Earnings from unconsolidated entities, net 58,311 31,042 31,042 Interest expense ,-80,812 ,-68,761 ,-68,761 Gains on dispositions of development properties and land, net 93,985.400449999972 831 831 Gains on dispositions of real estate, net (excluding development properties and land) 50,332 ,276,884 ,276,884 Foreign currency and derivative gains (losses) and interest and other income (expense), net ,-11,620 45,615 45,615 Losses on early extinguishment of debt, net -1,052 ,-16,289 ,-16,289 Total other income ,109,144.40044999997 ,269,322 ,269,322 Earnings before income taxes ,238,342.40044999996 ,353,203 ,296,915 Current income tax expense ,-16,156 -,839 -,839 Deferred income tax benefit (expense) 619 -1,052 -1,052 Consolidated net earnings ,222,805.40044999996 ,351,312 ,295,024 Net earnings attributable to noncontrolling interests ,-13,075 -4,436 -4,436 Net earnings attributable to controlling interests ,209,730.40044999996 ,346,876 ,290,588 Preferred stock dividends -1,689 -1,670 -1,670 Net earnings attributable to common stockholders $,208,041.40044999996 $,345,206 $,288,918 Weighted average common shares outstanding - Diluted ,543,562 ,529,022 ,529,022 Net earnings per share attributable to common stockholders - Diluted $0.39 $0.65 $0.65

Pro-rata Statement of Income Financial Information 9 in thousands Prologis Consolidated Less Non Controlling Interests Plus Prologis Share of Unconsolidated Co-Investment Ventures Prologis Total Share Investors' Share of Total Owned and Managed Unconsolidated Ventures Consolidated Ventures Revenues: Rental $,554,116 $,-83,119 $,152,334 $,623,331 $,322,210 $83,119 $1,028,660 Strategic capital 49,666 0 672 50,338 672 0 51,010 Development management and other 2,518 -59 649 3,108 890 59 4,057 Total revenues ,606,300 ,-83,178 ,153,655 ,676,777 ,323,772 83,178 1,083,727 0 0 Expenses: Rental ,146,581 ,-22,003 33,674 ,158,252 75,502 22,003 ,255,757 Strategic capital 25,293 0 0 25,293 0 0 25,293 General and administrative 50,543 -5,460 11,506 56,589 23,115 5,460 85,164 Depreciation and amortization ,250,000 ,-45,593 50,423 ,254,830 ,109,399 45,593 ,409,822 Other 4,685 0 2,436 7,121 552 0 7,673 Total expenses ,477,102 ,-73,056 98,039 ,502,085 ,208,568 73,056 ,783,709 0 0 Operating income ,129,198 ,-10,122 55,616 ,174,692 ,115,204 10,122 ,300,018 Earnings from unconsolidated co-investment ventures, net 47,192 -1,302 ,-45,890 0 0 1,302 1,302 Earnings from other unconsolidated joint ventures, net 11,119 0 0 11,119 0 0 11,119 Interest expense ,-80,812 4,792 ,-14,950 ,-90,970 ,-36,550 -4,792 -,132,312 Gains on dispositions of development properties and land, net 93,985.400449999972 -90 216 94,111.400449999972 244 90 94,445.400449999972 Gains on dispositions of real estate, net (excluding development properties and land) 50,332 916 10,423 61,671 24,147 -,916 84,902 Foreign currency and derivative gains (losses) and interest and other income (expense), net ,-11,620 -,664 -,262 ,-12,546 -,613 664 ,-12,495 Losses on early extinguishment of debt, net -1,052 0 -1,544 -2,596 -2,833 0 -5,429 Current income tax expense ,-16,156 191 -5,768 ,-21,733 -8,267 -,191 ,-30,191 Deferred income tax benefit 619 -,562 2,159 2,216 2,159 562 4,937 Consolidated net earnings ,222,805.40044999996 -6,841 0 ,215,964.40044999996 93,491 6,841 ,316,296.40044999996 0 Net earnings attributable to noncontrolling interests -6,841 6,841 0 0 0 0 0 Net earnings attributable to limited partnership unitholders -6,234 0 0 -6,234 0 0 -6,234 Preferred stock dividends -1,689 0 0 -1,689 0 0 -1,689 Net earnings attributable to common stockholders $,208,041.40044999996 $0 $0 $,208,041.40044999996 $93,491 $6,841 $,308,373.40044999996

Reconciliations of Net Earnings to FFO Financial Information 10 in thousands Three Months Ended March 31, 2016 2015 Net earnings attributable to common stockholders $,208,041.40044999996 $,345,206 Add (deduct) NAREIT defined adjustments: Real estate related depreciation and amortization ,243,592 ,164,251 Gains on dispositions of real estate, net (excluding development properties and land) ,-50,332 -,276,884 Reconciling items related to noncontrolling interests ,-40,275 ,-11,512 Our share of reconciling items related to unconsolidated co-investment ventures 40,000 47,372 Our share of reconciling items related to other unconsolidated ventures -2,506 1,721 Subtotal-NAREIT defined FFO $,398,520.40044999996 $,270,154 Add (deduct) our defined adjustments: Unrealized foreign currency and derivative losses (gains), net 15,328 ,-32,860 Deferred income tax benefit (expense) -,619 1,052 Reconciling items related to noncontrolling interests 483 -1,568 Our share of reconciling items related to unconsolidated co-investment ventures -1,974 1,949 FFO, as defined by Prologis $,411,738.40044999996 $,238,727 Adjustments to arrive at Core FFO: Net gain on dispositions of development properties and land, net of taxes ,-85,662.400449999972 -3,234 Acquisition expenses 1,261 1,304 Losses on early extinguishment of debt, net 1,052 16,289 Reconciling items related to noncontrolling interests 90 -2,029 Our share of reconciling items related to unconsolidated entities 1,154 3,322 Core FFO $,329,633 $,254,379 Adjustments to arrive at Adjusted FFO ("AFFO"), including our share of unconsolidated co-investment ventures less third party share of consolidated entities: Net gains on dispositions of development properties and land, net of taxes 85,662 3,234 Straight-lined rents and amortization of lease intangibles ,-31,561 -4,832 Property improvements -7,257 ,-11,470 Tenant improvements ,-20,289 ,-18,334 Leasing commissions ,-21,280 ,-12,426 Amortization of management contracts 916 944 Amortization of debt premiums and financing costs, net -5,391 -6,419 Stock compensation expense 12,465 13,234 Reconciling items related to noncontrolling interests 17,441 7,782 Our share of reconciling items related to unconsolidated co-investment ventures ,-14,664 ,-14,768 AFFO $,345,675 $,211,324 Common stock dividends and common limited partnership unit distributions $,230,279 $,188,915 Payout ratio - AFFO 0.66617198235336661 0.89395903920046937 Payout ratio - AFFO, excluding development gains 0.88564417932949502 0.90785237156999377

Pro-rata Reconciliation of Net Earnings to FFO Financial Information 11 in thousands Prologis Consolidated Less Non Controlling Interests Plus Prologis Share of Unconsolidated Co-Investment Ventures Prologis Total Share Investors' Share of Total Owned and Managed Unconsolidated Ventures Consolidated Ventures Net earnings attributable to common stockholders $,208,041.40044999996 $0 $0 $,208,041.40044999996 $93,491 $6,841 $,308,373.40044999996 Add (deduct) adjustments to arrive at FFO, as defined by Prologis: Real estate related depreciation and amortization ,243,592 ,-45,593 50,423 ,248,422 ,109,399 45,593 ,403,414 Gains on dispositions of real estate, net (excluding development properties and land) ,-50,332 -,916 ,-10,423 ,-61,671 ,-24,147 916 ,-84,902 Unrealized foreign currency and derivative losses (gains), net 15,328 -79 185 15,434 495 79 16,008 Deferred income tax benefit -,619 562 -2,159 -2,216 -2,159 -,562 -4,937 Reconciling items related to noncontrolling interests ,-46,026 46,026 0 0 0 0 0 Reconciling items related to noncontrolling interests - limited partnership unitholders 6,234 0 0 6,234 0 0 6,234 Our share of reconciling items related to unconsolidated co-investment ventures 38,026 0 ,-38,026 0 0 0 0 Our share of reconciling items related to other unconsolidated ventures -2,506 0 0 -2,506 0 0 -2,506 FFO, as defined by Prologis $,411,738.40044999996 $0 $0 $,411,738.40044999996 $,177,079 $52,867 $,641,684.40044999996 Adjustments to arrive at Core FFO: Dispositions of development properties and land, net of taxes ,-85,662.400449999972 90 495 ,-85,077.400449999972 578 -90 ,-84,589.400449999972 Acquisition expenses 1,261 0 425 1,686 919 0 2,605 Losses on early extinguishment of debt and repurchase of preferred stock, net 1,052 0 1,544 2,596 2,833 0 5,429 Reconciling items related to noncontrolling interests 90 -90 0 0 0 0 0 Our share of reconciling items related to unconsolidated co-investment ventures 2,464 0 -2,464 0 0 0 0 Our share of reconciling items related to other unconsolidated ventures -1,310 0 0 -1,310 0 0 -1,310 Core FFO $,329,633 $0 $0 $,329,633 $,181,409 $52,777 $,563,819 Adjustments to arrive at AFFO: Net gains on dispositions of development properties and land, net of taxes 85,662 -90 -,495 85,077 -,578 90 84,589 Straight-lined rents and amortization of lease intangibles ,-31,561 8,462 -4,797 ,-27,896 -8,722 -8,462 ,-45,080 Property improvements -7,257 936 -4,363 ,-10,684 -7,484 -,936 ,-19,104 Tenant improvements ,-20,289 1,747 -2,761 ,-21,303 -6,110 -1,747 ,-29,160 Leasing Commissions ,-21,280 3,420 -2,148 ,-20,008 -5,256 -3,420 ,-28,684 Amortization of management contracts 916 0 0 916 0 0 916 Amortization of debt premiums and financing costs, net -5,391 2,966 -,100 -2,525 1,090 -2,966 -4,401 Stock compensation expense 12,465 0 0 12,465 0 0 12,465 Reconciling items related to noncontrolling interests 17,441 ,-17,441 0 0 0 0 0 Our share of reconciling items related to unconsolidated co-investment ventures ,-14,664 0 14,664 0 0 0 0 AFFO $,345,675 $0 $0 $,345,675 $,154,349 $35,336 $,535,360

Reconciliations of Net Earnings to EBITDA Financial Information 12 in thousands Three Months Ended March 31, 2016 2015 2015 Net earnings attributable to common stockholders $,208,041.40044999996 $,345,206 $2,015 Gains on dispositions of real estate, net (excluding development properties and land) ,-50,332 -,276,884 345206 Depreciation and amortization expenses ,250,000 ,169,808 -276884 Interest expense 80,812 68,761 169808 Losses on early extinguishment of debt, net 1,052 16,289 1282 Current and deferred income tax expense, net 15,537 1,891 16289 Reconciling items related to noncontrolling interests - limited partnership unitholders 6,234 1,282 1891 Pro forma adjustments -5,935 740 0 Preferred stock dividends 1,689 1,670 740 Unrealized foreign currency and derivative losses (gains), net 15,328 ,-32,860 1670 Stock compensation expense 12,465 13,234 -32860 Acquisition expenses 1,261 1,304 13234 Adjusted EBITDA, consolidated $,536,152.40044999996 $,310,441 242391 Our share of reconciling items from unconsolidated entities less third party share of consolidated entities: Gains on dispositions of real estate, net (excluding development properties and land) ,-11,339 5 0 Depreciation and amortization expenses 5,216 38,181 5 Interest expense 10,158 13,773 38181 Losses on early extinguishment of debt, net 1,544 342 13773 Current income tax expense 5,577 2,189 342 Unrealized foreign currency and derivative losses (gains) and deferred income tax expense, net 1,491 381 2189 Acquisition expenses 425 1,966 0 Adjusted EBITDA $,549,224.40044999996 $,367,278 $,296,881

Throughout this document we use the most recent public information for these co-investment ventures. Summary and Financial Highlights Strategic Capital 13 Co-Investment Ventures Type Established Accounting Method Region Ownership Structure Next Promote Opportunity Prologis U.S. Logistics Venture Core 2014 Consolidated U.S. 0.5504 Open end Q4 2016 Prologis North American Industrial Fund Core 2006 Consolidated U.S. 0.66139999999999999 Open end Q1 2018 Prologis Targeted U.S. Logistics Fund Core 2004 Unconsolidated U.S. 0.22489999999999999 Open end Q2 2017 FIBRA Prologis Core 2014 Unconsolidated Mexico 0.45879999999999999 Public, Mexican Exchange Q2 2016 Brazil Fund and joint ventures Core/Development 2010 Unconsolidated Brazil various Closed end Q4 2017 Prologis Targeted Europe Logistics Fund Core 2007 Unconsolidated Europe 0.40029999999999999 Open end Q3 2016 Prologis European Properties Fund II Core 2007 Unconsolidated Europe 0.311 Open end Q3 2016 Europe Logistics Venture 1 Core 2011 Unconsolidated Europe 0.15 Open end Q4 2018 Prologis European Logistics Partners Core 2013 Unconsolidated Europe 0.5 Open end Q4 2018 Nippon Prologis REIT Core 2013 Unconsolidated Japan 0.15140000000000001 Public, Tokyo Exchange n/a Prologis China Logistics Venture Core/Development 2011 Unconsolidated China 0.15 Closed end Q1 2018 in thousands Venture Prologis Share Square Feet GBV of Operating Bldgs Debt Net Tangible Other Assets Debt Prologis Investment Unconsolidated Co-Investment Ventures Prologis Targeted U.S. Logistics Fund 49,573 $4,638,134 $1,446,618 $45,849 $,325,344 $,688,415 FIBRA Prologis (A) 32,396 1,872,816 ,659,293 24,506 ,302,483 ,566,477 Brazil Fund and joint ventures 6,983 ,416,031 0 18,285 0 ,250,079 Prologis Targeted Europe Logistics Fund 22,111 2,287,120 ,610,771 23,793 ,244,492 ,486,226 Prologis European Properties Fund II 71,436 5,354,744 1,899,867 44,412 ,590,859 ,427,307 Europe Logistics Venture I 5,622 ,404,520 0 1,465 0 53,608 Prologis European Logistics Partners 59,364 4,108,410 0 26,449 0 1,792,148 Nippon Prologis REIT (A) 23,179 3,989,546 1,563,268 25,889 ,236,053 ,343,658 Prologis China Logistics Venture 8,816 ,450,995 ,215,874 8,607 32,381 ,104,059 Unconsolidated Co-Investment Ventures Total ,279,480 23,522,316 6,395,691 ,219,255 1,731,612 4,711,977 Consolidated Co-Investment Ventures Prologis U.S. Logistics Venture 71,049 6,004,941 ,719,248 15,352 ,395,874 3,195,437 Prologis North American Industrial Fund 42,480 2,540,365 1,078,543 18,356 ,713,348 ,949,613 Consolidated Co-Investment Ventures Total ,113,529 8,545,306 1,797,791 0 33,708 1,109,222 0 4,145,050 Total ,393,009 $32,067,622 $8,193,482 $,252,963 $2,840,834 $8,857,027

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures Strategic Capital 14 dollars in thousands U.S. Other Americas Europe Asia Total Core FFO and Net Earnings For the Three Months Ended March 31, 2016 Rental revenue $97,961 $56,414 $,244,319 $75,850 $,474,544 Rental expenses ,-29,667 -7,581 ,-55,342 ,-16,586 -,109,176 Net operating income from properties 68,294 48,833 ,188,977 59,264 ,365,368 Other income (expense), net -,122 1,768 1,122 -1,724 1,044 General and administrative expenses -5,188 -6,468 ,-14,383 -8,582 ,-34,621 Interest expense ,-15,935 -7,043 ,-20,701 -7,821 ,-51,500 Current income tax expense -,138 -1,199 ,-10,353 -,812 ,-12,502 Core FFO 46,911 35,891 ,144,662 40,325 ,267,789 Acquisition expenses, gains on dispositions of development properties and land and early extinguishment of debt, net -,484 -2,968 -3,342 0 -6,794 FFO, as defined by Prologis 46,427 32,923 ,141,320 40,325 ,260,995 Real estate related depreciation and amortization ,-40,355 ,-18,743 ,-82,681 ,-18,043 -,159,822 Gains on dispositions of real estate, net (excluding development properties and land) 24,503 0 10,067 0 34,570 Unrealized foreign currency and derivative losses, net 0 -,282 -,192 -,206 -,680 Deferred tax benefit, net 0 0 4,318 0 4,318 Net earnings $30,575 $13,898 $72,832 $22,076 $,139,381 Prologis' Share of Core FFO and Net Earnings For the Three Months Ended March 31, 2016 AFFO from unconsolidated co-investment ventures, net $7,813 $10,149 $49,097 $5,959 $73,018 Core FFO from unconsolidated co-investment ventures, net $10,356 $14,930 $56,253 $6,143 $87,682 Fees earned by Prologis 8,995 5,365 22,019 12,599 48,978 Total Core FFO recognized by Prologis, net $19,351 $20,295 $78,272 $18,742 $,136,660 Prologis' share of the unconsolidated co-investment ventures' net earnings $6,659 $5,299 $31,579 $3,655 $47,192 Fees earned by Prologis 8,995 5,365 22,019 12,599 48,978 Total earnings recognized by Prologis, net $15,654 $10,664 $53,598 $16,254 $96,170 Condensed Balance Sheet As of March 31, 2016 Operating industrial properties, before depreciation $4,638,134 $2,288,847 $12,154,794 $4,440,541 $23,522,316 Accumulated depreciation -,593,253 ,-98,555 -1,291,945 -,190,317 -2,174,070 Properties under development and land 0 ,277,440.42120820249 94,012.402321209287 ,405,427.17647058825 ,776,880 Other assets ,336,927 ,131,885.57879179751 ,580,805.59767879068 ,255,781.82352941175 1,305,400 Total assets $4,381,808 $2,599,618 $11,537,667 $4,911,433 $23,430,526 Third party debt $1,446,618 $,659,293 $2,510,638 $1,779,142 $6,395,691 Other liabilities 81,476 96,351 ,937,863 ,244,017 1,359,707 Total liabilities $1,528,094 $,755,644 $3,448,501 $2,023,159 $7,755,398 Weighted average ownership 0.22490000000000002 0.43723767057082435 0.38497628949678225 0.15004800097889096 0.31142481102160818

Overview – Owned and Managed Operations 15

Operating Metrics – Owned and Managed Operations 16 square feet in thousands Leasing Activity Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Square feet of leases signed: Operating portfolio: Renewals 26,893 24,581 26,870 23,155 29,380 New leases 8,468 11,872 11,047 10,192 9,939 Total operating portfolio 35,361 36,453 37,917 33,347 39,319 Properties under development 3,870 8,156 4,245 6,774 7,006 Total Square Feet of Leases Signed 39,231 44,609 42,162 40,121 46,325 Average term of leases signed (months) 42 56 44.98 56.16 54 Operating Portfolio: Trailing four quarters - leases signed ,134,096 ,141,533 ,142,600 ,143,078 ,147,036 Trailing four quarters - % of average portfolio 0.25 0.26100000000000001 0.254 0.248 0.247 Net effective rent change (GAAP) 9.7% 0.14349999999999999 0.1016 9.5% 0.16200000000000001 Net effective rent change (GAAP) - Prologis share 0.115 0.16600000000000001 0.12 0.124 0.20100000000000001 Net effective rent change (Cash) 3.3% 3.7% 2.4% 1.9% 5.5% Net effective rent change (Cash) - Prologis share 4.7% 5.2% 3.6% 2.9% 8.6% Customer retention 0.86299999999999999 0.78979999999999995 0.87 0.85860000000000003 0.84399999999999997

Operating Metrics – Owned and Managed Operations 17 in thousands, except for percentages and per square foot Capital Expenditures Same Store Information Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Property improvements $23,713 $30,064 $31,650 $57,535 $19,104 Square feet 511717 508195 504807.48550439882 491666 517525.42800000001 Average occupancy 0.95699999999999996 0.95799999999999996 0.95887217022727667 0.96699999999999997 0.96399999999999997 Tenant improvements 28,932 28,848 32,187 37,167 29,160 Period end occupancy 0.96022278603212319 0.95809431970011516 0.96424835861706337 0.97112615633885768 0.96399999999999997 Leasing commissions 21,385 25,790 29,796 31,105 28,684 Percentage change: Total turnover costs 50,317 54,638 61,983 68,272 57,844 Rental revenue 4.4999999999999998 4.2000000000000003 4.6430076816324641 0.04 3.5999999999999997 Total Capital Expenditures $74,030 $84,702 $93,633 $,125,807 $76,948 Rental expenses 7.0000000000000007 3.4000000000000002 4.5701391217742297 2.4 -1.7000000000000001 NOI - GAAP 3.5000000000000003 4.4999999999999998 4.6680631963427512 4.4999999999999998 5.6000000000000001 Trailing four quarters - % of gross NOI 0.14000000000000001 0.14299999999999999 0.13700000000000001 0.13900000000000001 0.13400000000000001 NOI - GAAP - Prologis share 3.6999999999999998 5.8999999999999997 6.2181658533898294 6.6000000000000003 7.3999999999999996 NOI - adjusted cash 3.9 4.1000000000000002 3.6441325484240346 3.5000000000000003 4.9000000000000002 Weighted average ownership percent 0.67100000000000004 0.66400000000000003 0.71399999999999997 0.67200000000000004 0.67600000000000005 NOI - adjusted cash - Prologis share 4.2000000000000003 5.1999999999999998 4.4644057562825988 4.4999999999999998 0.06 Prologis share $49,658 $56,226 $66,875 $84,584 $51,995 Average occupancy 0.02 1.7000000000000001 1.0703444444538284 0.01 1.4

Operating Portfolio – Square Feet, Occupied and Leased Operations 18 square feet in thousands and ordered by Prologis share of NOI (%) # of Buildings Square Feet Occupied % Leased % Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 340 69,493 54,424 14.325159000000001 96.9 97.180346482434814 96.938347743659051 97.191511370598349 New Jersey/New York City 164 33,223 24,836 6.5371830000000006 95.1 94.4 95.127481278284137 94.391417229595959 San Francisco Bay Area 222 19,465 15,740 4.2429879999999995 97 96.7 97.6 97.4 Chicago 247 43,083 31,653 8.3315129999999993 96.6 96.9 96.8 97 Dallas/Ft. Worth 169 26,142 20,489 5.3929919999999996 94.4 95 94.829682750023224 95.506023753558253 South Florida 131 14,350 9,601 2.5271180000000002 96.9 96.332315255563913 97.74667339388877 97.570231844321512 Atlanta 111 18,114 14,237 3.847378 96.6 96.5 96.8 96.5 Central & Eastern PA 31 16,243 11,779 3.1003980000000002 92.1 89.2 92.1 89.2 Houston 100 12,661 8,807 2.3181259999999999 95.4 94.5 95.66972018268288 94.6 Seattle 100 13,962 7,026 1.9493420000000001 96.9 96.7 96.956269221322344 96.701493742305786 Central Valley 26 10,640 9,405 2.4755280000000002 99.6 99.7 99.571434884706008 99.7 Baltimore/Washington 67 8,208 6,011 1.5821789999999998 99.583231607201 99.5 99.583231607201 99.467032981858324 Las Vegas 47 6,088 4,292 1.1297140000000001 98.7 98.958815394156943 99.327216205954002 99.474769727755458 Denver 29 5,286 4,976 1.3097529999999999 100 100 100 100 Louisville 12 6,109 4,946 1.3018560000000001 100.00000000003885 100.00000000004799 100.00000000003885 100.00000000004799 Columbus 26 7,793 6,463 1.7011519999999998 99.2 99.04831063612906 99.629319210694987 99.55956256170991 San Antonio 49 5,462 4,837 1.273166 96.2 95.834900794637122 98.389500736434783 98.282065102327138 Remaining U.S. markets (15) 253 41,433 34,999 9.2122270000000004 97.7 97.799348869484234 98.218756229824081 98.306817732424221 Total U.S. 2,124 ,357,755 ,274,521 72.257772000000003 96.6 96.564808910482228 96.901835741553882 96.829232719231143 Mexico 192 33,159 15,626 4.1129819999999997 96.527042841520611 96.618816745573696 96.692554556060898 96.779954764869004 Canada 24 7,960 7,387 1.9443620000000001 100.00000000003799 100.00000000004098 100.00000000003799 100.00000000004098 Brazil 18 6,983 1,502 0.39534699999999995 100 100 100 100 Total Other Americas 234 48,102 24,515 6.4426909999999999 97.6 97.8 97.7 97.9 United Kingdom 93 22,591 9,674 2.6463320000000001 98.784067648715606 99.084475250382894 98.784067648715606 99.084475250382894 France 140 35,329 15,641 4.11693 92.309850893566804 91.3749303665426 92.845283498067104 92.584364989597503 Germany 99 21,269 7,628 2.0077959999999999 98.997761790794897 99.111500359696407 99.012033663460898 99.123875980935907 Poland 109 24,275 10,298 2.7105779999999999 93.357064327831097 93.871402776166903 93.894106773521003 94.413408761829004 Netherlands 69 16,041 6,174 1.6250830000000001 95.383257256853611 94.82034755641709 95.383257256853611 94.82034755641709 Czech Republic 53 10,343 4,887 1.286327 91.787203878098694 90.605336473124893 97.675820356456299 98.116974297959203 Remaining European countries (7) 157 36,519 16,687 4.392252 94.5 92.3 94.6 92.4 Total Europe 720 ,166,367 70,989 18.685298 94.9 94.1 95.5 95 Japan 37 24,958 5,288 1.3918760000000001 96.256718596141496 91.707336107286991 96.671150755284202 92.003474063518397 China 50 11,140 3,647 0.95994099999999993 92.107476308298104 90.338494119263999 94.112150301146897 91.257075571846599 Singapore 5 959 959 0.2 77.588001109463605 77.588001109463605 77.588001109463605 77.588001109463605 Total Asia 92 37,057 9,894 2.5518170000000002 94.5 89.8 95.4 90.3 Total Outside the U.S. 1,046 ,251,526 ,105,398 27.742229000000002 95.4 94.6 95.9 95.2 Total Operating Portfolio 3,170 ,609,281 ,379,919 100 96.1 96 96.5 96.4 Total Global markets 2,593 ,509,421 ,307,236 80.868817000000007 95.7 95.5 96.1 95.8 Total Regional markets 563 97,365 71,141 18.725307000000001 98.2 98.3 98.7 98.8 Total Other markets 14 2,495 1,542 0.40587599999999996 91.5 92.5 92.3 93.1

Operating Portfolio – NOI and Gross Book Value Operations 19 dollars in thousands and ordered by Prologis share of NOI (%) First Quarter NOI Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Southern California $92,766 $71,460 16.498587000000001 $6,608,267 $5,023,344 18.234038999999999 New Jersey/New York City 47,753 34,746 8.0221090000000004 3,361,299 2,353,086 8.5413750000000004 San Francisco Bay Area 34,486 27,388 6.3233040000000003 1,990,305 1,595,482 5.7913779999999999 Chicago 37,446 26,083 6.0220070000000003 2,700,186 1,916,377 6.9561820000000001 Dallas/Ft. Worth 23,166 17,412 4.0200589999999998 1,438,147 1,062,865 3.8580519999999998 South Florida 21,782 14,512 3.3505109999999996 1,468,304 1,009,953 3.5659890000000001 Atlanta 13,413 10,336 2.3863619999999997 ,834,825 ,632,737 2.2967469999999999 Central & Eastern PA 14,977 10,157 2.3550339999999998 1,017,914 ,721,031 2.6172419999999996 Houston 14,479 9,714 2.2427550000000003 ,823,591 ,517,287 1.87768 Seattle 18,859 9,345 2.1575609999999998 1,346,939 ,672,484 2.4410229999999999 Central Valley 10,345 9,244 2.134242 ,580,963 ,517,750 1.8793600000000001 Baltimore/Washington 11,567 8,763 2.0231889999999999 ,724,052 ,527,076 1.9132119999999999 Las Vegas 8,044 5,633 1.3005390000000001 ,423,237 ,287,448 1.043396 Denver 5,874 5,514 1.2730649999999999 ,313,591 ,296,259 1.0753789999999999 Louisville 5,927 4,684 1.0814360000000001 ,314,819 ,239,594 0.86969300000000005 Columbus 5,406 4,387 1.0128649999999999 ,279,744 ,236,026 0.85674199999999989 San Antonio 4,987 4,377 1.010556 ,250,099 ,220,499 0.80038100000000001 Remaining U.S. markets (15) 39,172 32,365 7.4723869999999994 2,155,545 1,760,274 6.3895499999999998 Total U.S. ,410,449 ,306,120 70.676567000000006 26,631,827 19,589,572 71.107419999999991 Mexico 38,377 18,109 4.1809810000000001 1,914,147 ,900,579 3.2689759999999999 Canada 8,691 8,034 1.8548789999999999 ,649,061 ,597,571 2.1690999999999998 Brazil 11,013 2,331 0.53817800000000005 ,416,032 88,380 0.32080700000000001 Total Other Americas 58,081 28,474 6.5740379999999998 2,979,240 1,586,530 5.758883 United Kingdom 47,195 20,510 4.7353209999999999 3,022,670 1,278,233 4.739808 France 35,407 14,761 3.4079989999999998 2,401,488 1,021,963 3.7095830000000003 Germany 26,757 9,609 2.2185130000000002 1,632,828 ,576,195 2.0915079999999997 Poland 20,938 8,750 2.0201879999999997 1,404,108 ,559,864 2.0322280000000004 Netherlands 20,259 7,745 1.7881549999999999 1,231,966 ,474,493 1.7223439999999999 Czech Republic 9,876 4,433 1.023485 ,637,180 ,284,872 1.034046 Remaining European countries (7) 35,498 15,574 3.5957040000000005 2,294,741 1,040,132 3.7755339999999999 Total Europe ,195,930 81,382 18.689364999999999 12,624,981 5,235,752 19.005050999999998 Japan 56,192 12,678 2.927079 4,243,122 ,857,594 3.1129470000000001 China 9,452 2,503 0.57788899999999999 ,525,020 ,141,674 0.51425699999999996 Singapore 1,971 1,971 0.45506200000000002 ,138,144 ,138,144 0.50144300000000008 Total Asia 67,615 17,152 3.9600299999999997 4,906,286 1,137,412 4.128647 Total Outside the U.S. ,321,626 ,127,008 29.323432999999998 20,510,507 7,959,694 28.892581 Total Operating Portfolio $,732,075 $,433,128 100 $47,142,334 $27,549,266 100.000001 Total Global markets ,633,012 ,363,232 83.9 41,837,898 23,834,930 86.5 Total Regional markets 95,543 67,897 15.7 5,089,056 3,591,639 13 Total Other markets 3,520 1,999 0.4 ,215,380 ,122,697 0.5

Operating Portfolio – Summary by Division Operations 20 square feet and dollars in thousands # of Buildings Square Feet Occupied % Leased % Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 1,749 ,226,365 ,308,931 ,263,541 69.35768100568805 0.62520308604522101 96.5 96.5 96.7 96.8 Total Outside the U.S. 89 11,382 24,139 23,565 6.1926379307168116 3.3523215790245545E-2 90.9 90.7 92.8 92.6 Total Operating Portfolio - Consolidated 1,838 ,333,070 ,287,106 75.550318936404864 96.1 96 96.4 96.4 Unconsolidated Total U.S. 375 ,226,365 48,824 10,980 2.8800897296528998 0.62520308604522101 97.6 97.6 98 98 Total Outside the U.S. 957 11,382 ,227,387 81,833 21.529591333942232 3.3523215790245545E-2 95.9 95.7 96.3 96 Total Operating Portfolio - Unconsolidated 1,332 ,276,211 92,813 24.40968106359513 96.2 95.9 96.6 96.2 Total Total U.S. 2,124 ,226,365 ,357,755 ,274,521 72.337770735340939 0.62520308604522101 96.6 96.6 96.9 96.8 Total Outside the U.S. 1,046 11,382 ,251,526 ,105,398 27.722229264659042 3.3523215790245545E-2 95.4 94.6 95.9 95.2 Total Operating Portfolio 3,170 ,609,281 ,379,919 99.95999999999998 96.1 96 96.5 96.4 Value added properties - consolidated 15 3,947 2,597 33.799999999999997 31.1 43.4 45.8 Value added properties - unconsolidated 16 3,269 1,126 51.1 46.8 59.3 52.9 Total 3,201 ,616,497 ,383,642 95.5 95.4 96 95.9 First Quarter NOI Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % Prologis Share % of Total Consolidated Total U.S. $,344,432 $,291,273 67.34871169723499 $22,066,154 $84.264760659324168 $18,562,752 67.380205338320081 Total Outside the U.S. 23,656 22,998 5.3097467723167284 $1,735,399 100 1,683,909 6.112355225725433 Total Operating Portfolio - Consolidated $,368,088 $,314,271 72.558458469551724 $23,801,553 $84.956090989124306 $20,246,661 73.492560564045519 Unconsolidated Total U.S. $66,017 $14,847 3.4278550451598604 $4,565,673 $28.771025497916497 $1,026,820 3.7272136397390772 Total Outside the U.S. ,297,970 ,104,010 24.013686485288414 $18,775,108 39.131709596033467 6,275,785 22.780225796215404 Total Operating Portfolio - Unconsolidated $,363,987 $,118,857 27.441541530448273 $23,340,781 $31.883293554269432 $7,302,605 26.507439435954481 Total Total U.S. $,410,449 $,306,120 70.676566742394854 $26,631,827 $71.487608012572053 $19,589,572 71.107418978059158 Total Outside the U.S. ,321,626 ,127,008 29.323433257605142 20,510,507 41.702630577482864 7,959,694 28.892581021940838 Total Operating Portfolio $,732,075 $,433,128 100 $47,142,334 $59.273373365594232 $27,549,266 100 Value added properties - consolidated -53 0 ,255,327 65.866871578138515 ,172,890 Value added properties - unconsolidated 1,200 325 ,181,535 30.16523051351588 55,548 Total $,733,222 $,433,453 $47,579,196 $59.195955826227333 $27,777,704

Customer Information – Owned and Managed Operations 21 square feet and dollars in thousands Top Customers Lease Expirations - Operating Portfolio - Owned and Managed % of Net Effective Rent Total Square Feet Year Occupied Sq Ft Net Effective Rent $ % of Total $ Per Sq Ft 1 Amazon.com 3.1 14,167 2016 50,215 $,237,429 8 4.82 2 DHL 1.7 10,348 2017 ,117,149 560639 18.899999999999999 4.82 3 Geodis 1.2 7,930 2018 99,931 493085 16.600000000000001 4.9400000000000004 4 XPO Logistics 1.2 8,509 2019 79,669 404641 13.600000000000001 5.0999999999999996 5 Kuehne + Nagel 1.1000000000000001 6,123 2020 66,094 354907 12 5.39 6 FedEx 1.1000000000000001 3,697 Thereafter ,162,616 916648 30.9 5.72 7 CEVA Logistics 1 6,578 ,575,674 $2,967,349 100 5.2 8 Home Depot 1 5,533 Month to month 9,988 9 Wal-Mart 0.8 4,905 Total ,585,662 10 Nippon Express 0.7 2,724 Top 10 Customers 12.899999999999999 70,514 Lease Expirations - Operating Portfolio - Prologis Share 11 U.S. Government 0.6 1,201 Year Occupied Sq Ft Net Effective Rent 12 DVS Air and Sea 0.6 4,465 $ % of Total $ Per Sq Ft 13 UPS 0.6 3,342 2016 30,436 $,138,048 7.8 4.59 14 DB Schenker 0.6 3,939 2017 71,313 327477 18.399999999999999 4.6100000000000003 15 Ingram Micro 0.5 3,181 2018 62,169 299232 16.8 4.82 16 Tesco 0.5 3,172 2019 51,944 250879 14.099999999999998 4.8499999999999996 17 Hitachi 0.5 1,907 2020 37,624 195683 11 5.21 18 LG 0.4 2,567 Thereafter ,105,035 568110 31.900000000000002 5.46 19 Panalpina 0.4 2,134 ,358,521 $1,779,429 100 4.99 20 PepsiCo 0.4 2,618 Month to month 6,238 21 BMW 0.4 1,991 Total ,364,759 22 Cal Cartage 0.4 1,345 23 Samsung Electronics 0.4 2,184 24 Best Buy 0.3 1,827 25 La Poste 0.3 1,673 Top 25 Customers 19.79999999999999 108060

Overview – Prologis Share Capital Deployment Est Value Creation $ 224 $ 277 $ 347 $ 380 $ 39 Outside the U.S. U.S. 22 (in millions) Wtd avg est stabilized yield 7.8% 7.8% 7.5% 7.3% 6.8% Est Value Creation $148 $372 $236 $533 $ 126

Development Stabilizations Capital Deployment 23 square feet and dollars in thousands Q1 2016 T E I Square Feet Owned and Managed Prologis Share Central 971 $58,005 $58,005 East 1,025 ,113,170 ,113,170 Northwest 0 0 0 Southwest 0 0 0 Total U.S. 1,996 ,171,175 ,171,175 Canada 0 0 0 Mexico 0 0 0 Brazil 278 20,241 10,121 Total Other Americas 278 20,241 10,121 Northern 287 15,238 4,739 Southern 696 43,234 43,234 Central 957 49,957 48,756 United Kingdom 0 0 0 Total Europe 1,940 ,108,429 96,729 Japan 1,404 ,186,454 ,186,454 China 506 25,162 3,774 Singapore 0 0 0 Total Asia 1,910 ,211,616 ,190,228 Total Outside the U.S. 4,128 ,340,286 ,297,078 Total Development Stabilizations 6,124 $,511,461 $,468,253 Percent build to suit 0.26700000000000002 Estimated weighted average yield 6.8% Pro forma NOI $31,856 Weighted average estimated cap rate 5.4% Estimated weighted average margin 0.26800000000000002 Estimated value creation $,125,527

Development Starts Capital Deployment 24 square feet and dollars in thousands Q1 2016 Square Feet Leased % at Start T E I Owned and Managed Prologis Share Central 0 0 $0 $0 East 204 0 33,801 33,801 Northwest 0 0 0 0 Southwest 753 74 64,642 64,642 Total U.S. 957 58.2 98,443 98,443 Canada 323 0 26,924 26,924 Mexico 249 0 14,191 14,191 Brazil 0 0 0 0 Total Other Americas 572 0 41,115 41,115 Northern 394 100 25,250 25,250 Southern 0 0 0 0 Central 111 100 7,350 7,350 United Kingdom 130 0 21,077 21,077 Total Europe 635 79.5 53,677 53,677 Japan 0 0 0 0 China 0 0 0 0 Singapore 0 0 0 0 Total Asia 0 0 0 0 Total Outside the U.S. 1,207 41.8 94,792 94,792 Total Development Starts 2,164 49.1 $,193,235 $,193,235 Percent build to suit 0.41499999999999998 Estimated weighted average start yield 6.6% Pro forma NOI $12,830 Weighted average estimated cap rate at stabilization 5.4% Estimated weighted average margin 0.20300000000000001 Estimated value creation $39,315

Development Portfolio Capital Deployment 25 square feet and dollars in thousands Under Development Pre-Stabilized Developments 2016 Expected Completion 2017 and Thereafter Expected Completion Total Development Portfolio T E I T E I T E I T E I Sq Ft Leased % Owned and Managed Prologis Share Sq Ft Owned and Managed Prologis Share Owned and Managed Prologis Share Leased % Owned and Managed Prologis Share Sq Ft Sq Ft Central 2,041 14.946037734175398 $,132,043 $96,394 2,949 $,203,672 $,203,672 0 $0 $0 4,990 57.994819168522106 $,335,715 $,300,066 East 1,514 31.9762936424423 94,574 94,574 1,039 ,140,640 ,140,640 0 0 0 2,553 51.667915846374804 ,235,214 ,235,214 Northwest 2,044 31.6314293259205 ,155,337 ,123,028 1,335 ,134,750 ,117,218 0 0 0 3,379 32.304883583068602 ,290,087 ,240,246 Southwest 1,792 19.044642857022701 ,167,334 ,112,641 1,019 76,791 76,791 342 36,827 36,827 3,153 41.084174332142297 ,280,952 ,226,259 Total U.S. 7,391 24 ,549,288 ,426,637 6,342 ,555,853 ,538,321 342 36,827 36,827 14,075 46.93 1,141,968 1,001,785 Canada 0 0 0 0 808 67,757 67,757 0 0 0 808 13.051484921554199 67,757 67,757 Mexico 646 22.449374581234999 39,380 33,538 1,721 ,114,613 ,113,419 0 0 0 2,367 7.7122374463611099 ,153,993 ,146,957 Brazil 1,813 59.0673427445047 ,110,760 55,380 963 62,107 31,053 0 0 0 2,776 38.572771394934399 ,172,867 86,433 Total Other Americas 2,459 49.4 ,150,140 88,918 3,492 ,244,477 ,212,229 0 0 0 0 0 5,951 22.8 ,394,617 ,301,147 Northern Europe 1,992 89.720554821263292 ,139,283 ,137,277 1,809 ,130,340 ,119,833 0 0 0 3,801 94.612426300792691 ,269,623 ,257,110 Southern Europe 0 0 0 0 771 45,615 45,615 0 0 0 771 25.670262801635701 45,615 45,615 Central and Eastern Europe 639 66.356006471619295 33,513 16,833 644 40,557 40,557 0 0 0 1,283 76.946905116976311 74,070 57,390 United Kingdom 316 1,E-3 49,614 24,807 1,564 ,244,297 ,244,297 0 0 0 1,880 4.5332427115923402 ,293,911 ,269,104 Total Europe 2,947 75.02 ,222,410 ,178,917 4,788 ,460,809 ,450,302 0 0 0 7,735 62.91 ,683,219 ,629,219 Japan 1,675 27.782454226328301 ,228,906 ,228,906 3,830 ,572,917 ,572,917 212 26,364 26,364 5,717 30.045273351644802 ,828,187 ,828,187 China 2,481 80.317276740090108 ,167,301 25,095 2,159 ,128,771 19,316 4,498 ,262,366 39,355 9,138 21.8058747190024 ,558,438 83,766 Singapore 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Total Asia 4,156 59.1 ,396,207 ,254,001 5,989 ,701,688 ,592,233 4,710 ,288,730 65,719 14,855 24.98 1,386,625 ,911,953 Total Outside the U.S. 9,562 61.5 ,768,757 ,521,836 14,269 1,406,974 1,254,764 4,710 ,288,730 65,719 28,541 34.799999999999997 2,464,461 1,842,319 Total Development Portfolio 16,953 45.19 $1,318,045 $,948,473 20,611 $1,962,827 $1,793,085 5,052 $,325,557 $,102,546 42,616 38.799999999999997 $3,606,429 $2,844,104 Cost to complete $,121,947 $97,677 $,682,827 $,627,640 $,227,635 $79,843 $1,032,409 $,805,160 Percent build to suit 0.152 0.34300000000000003 0.61599999999999999 0.28999999999999998 Wtd. avg. estimated stabilized yield U.S. 6.0999999999999999 6.2% 7.0999999999999994 6.2% Other Americas 0.10100000000000001 7.9% 0 8.6% Europe 6.4% 7.0999999999999994 0 6.9% Asia 6.5% 6.2% 6.9% 6.3% Total 6.6% 6.6% 7.7% 6.6% Pro forma NOI $,188,939 Weighted average estimated cap rate at stabilization 5.5% Estimated development margin 0.19400000000000001 Value creation $,551,677

Third Party Building Acquisitions Capital Deployment 26 square feet and dollars in thousands Q1 2016 Square Feet Acquisition Costs Owned and Managed Prologis Share Owned and Managed Prologis Share Prologis Wholly Owned 334 334 $17,114 $17,114 Prologis Targeted U.S. Logistics Fund 131 29 11,457 2,577 Total U.S. 465 363 28,571 19,691 Prologis Wholly Owned 210 210 15,338 15,338 Total Other Americas 210 210 15,338 15,338 Prologis European Properties Fund II 569 177 33,857 10,529 Total Europe 569 177 33,857 10,529 Total Outside the U.S. 779 387 49,195 25,867 Total Third Party Building Acquisitions 1,244 750 $77,766 $45,558 Weighted average stabilized cap rate 6.6%

1Q 2016 Supplemental

Capital Deployment
Dispositions and Contributions

square feet and dollars in thousands

	Q1 2016					
	Square Feet		Sales Price			
	Owned and Managed	Prologis Share		Owned and Managed		Prologis Share
Third-Party Building Dispositions						
Prologis Wholly Owned	639	639	$	40,030	$	40,030
Prologis U.S. Logistics Venture	859	473		96,320		53,015
Prologis North American Industrial Fund	746	493		32,163		21,273
Prologis Targeted U.S. Logistics Fund	432	97		66,899		15,045
Total U.S.	**2,676**	**1,702**		**235,412**		**129,363**
Prologis Targeted Europe Logistics Fund	159	64		20,574		8,236
Prologis European Logistics Partners	862	431		47,803		23,901
Total Europe	**1,021**	**495**		**68,377**		**32,137**
Total Outside the U.S.	**1,021**	**495**		**68,377**		**32,137**
Total Third Party Building Dispositions	**3,697**	**2,197**	**$**	**303,789**	**$**	**161,500**
Building Contributions to Co-Investment Ventures						
Prologis Targeted Europe Logistics Fund	439	439	$	30,911	$	18,537
Total Europe	**439**	**439**		**30,911**		**18,537**
Nippon Prologis REIT	2,272	2,272		384,434		326,231
Total Asia	**2,272**	**2,272**		**384,434**		**326,231**
Total Outside the U.S. Contributions to Co-Investment Ventures	**2,711**	**2,711**	**$**	**415,345**	**$**	**344,768**
Total Building Dispositions and Contributions	**6,408**	**4,908**	**$**	**719,134**	**$**	**506,268**
Land dispositions				32,138		31,883
Dispositions of other investments in real estate				79,032		79,032
Grand Total Dispositions and Contributions			**$**	**830,304**	**$**	**617,183**
Weighted average stabilized cap rate						**5.7%**

PROLOGIS.

Copyright © 2016 Prologis

27

Land Portfolio – Owned and Managed Capital Deployment 28 acres and dollars in thousands and ordered by Prologis share of NOI (%) Acres Current Book Value Owned and Managed Prologis Share Estimated Build Out (sq ft) Owned and Managed Prologis Share % of Total Southern California 269 250 5,472 $81,395 $72,028.72 5.2672570194485537 New Jersey/New York City 152 130 2,213 46,938 40,694.959999999999 2.9759075784795024 San Francisco Bay Area - - - - 0 0 Chicago 434 429 7,974 20,177 19,625.759999999998 1.4351764424248081 Dallas/Ft. Worth 239 196 4,111 32,176 28,215.68 2.0633330501849008 South Florida 300 299 5,586 ,144,686 ,144,460.26999999999 10.563971859959933 Atlanta 247 247 3,414 11,292 11,291.86 0.82574185474391815 Central & Eastern PA 309 231 3,941 39,832 32,591.58 2.3833302678420374 Houston 78 64 1,427 11,037 8,099.47 0.59229138337197962 Seattle - - - - 0 0 Central Valley 1,178 1,178 23,312 90,457 90,457.23 6.6148819481641805 Baltimore/Washington 39 39 400 1,098 1,098.3699999999999 8.0320698361038584E-2 Las Vegas - - - 0 0 0 Denver 11 11 196 2,981 2,980.62 0.21796432891364373 Louisville - - - - 0 0 Columbus 25 25 450 1,614 1,614.29 0.11804847196959221 San Antonio - - - - 0 0 Remaining U.S. markets (15 markets) 616 608 9,520 45,137 44,341.829999999994 3.2425928896514398 Total U.S. 3,897 3,707 68,016 ,528,820 ,497,500.63999999996 36.380817793515526 Mexico 836 824 15,162 ,201,638 ,200,317 14.648616890108224 Canada 166 166 2,938 41,808 41,808 3.0573010525399469 Brazil 423 162 9,784 ,113,766 46,528 3.402461332103393 Total Other Americas 1,425 1,152 27,884 ,357,212 ,288,653 21.108379274751563 United Kingdom 320 320 5,208 ,126,206 ,126,206 9.2290886107170049 France 381 328 7,131 67,901 59,363 4.4410486601111954 Germany 73 67 1,416 19,103 17,799 1.3015906389724099 Poland 606 602 11,744 68,264 67,526 4.9379858130934862 Netherlands 46 46 1,538 30,020 30,020 2.1952778797658152 Czech Republic 225 221 3,676 44,598 43,596 3.1880524465779643 Remaining European countries (7 countries) 649 609 12,675 ,112,000 ,101,063 7.3904519774407929 Total Europe 2,300 2,193 43,388 ,468,092 ,445,573 32.583496026678674 Japan 57 57 2,597 ,116,642 ,116,642 8.5297002815337848 China 247 52 7,194 95,324 19,112 1.3976066235204618 Singapore - - - - - - Total Asia 304 109 9,791 ,211,966 ,135,754 9.9273069050542464 Total Outside the U.S. 4,029 3,454 81,063 1,037,270 ,869,980 63.619182206484481 Total Land Portfolio 7,926 7,161 ,149,079 $1,566,090 $1,367,480.64 100

Land Portfolio – Summary and Roll Forward Capital Deployment 29 acres and dollars in thousands Acres Current Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Central 880 818 11.422985616534003 $71,860 $64,411 4.7101934140218402 East 1,393 1,293 18.05613741097612 ,272,557 ,258,848 18.928818755068626 Northwest 1,299 1,299 18.139924591537497 98,161 98,161 7.1782350175249237 Southwest 325 297 4.1574654377880185 86,242 76,081 5.5635873551442394 Total U.S. 3,897 3,707 51.77651305683564 ,528,820 ,497,501 36.380834541759626 Mexico 836 824 11.506772797095378 ,201,638 ,200,317 14.648613033745988 Canada 166 166 2.3181119955313507 41,808 41,808 3.0573002476816864 Brazil 423 162 2.2622538751571013 ,113,766 46,528 3.4024604363790059 Total Other Americas 1,425 1,152 16.08713866778383 ,357,212 ,288,653 21.108373717806682 Central 1,238 1,223 17.078620304426757 ,158,690 ,156,054 11.411785611646524 Northern 161 153 2.13657310431504 61,725 59,734 4.3681776931452792 Southern 581 497 6.9403714565004879 ,121,471 ,103,579 7.5744379629406184 United Kingdom 320 320 4.4686496299399527 ,126,206 ,126,206 9.2290861810877072 Total Europe 2,300 2,193 30.624214495182237 ,468,092 ,445,573 32.583487448820129 Japan 57 57 0.79597821533305413 ,116,642 ,116,642 8.5296980360239019 China 247 52 0.72615556486524224 95,324 19,112 1.3976062555896573 Total Asia 304 109 1.5221337801982964 ,211,966 ,135,754 9.9273042916135594 Total Outside the U.S. 4,029 3,454 48.233486943164358 1,037,270 ,869,980 63.619165458240367 Total Land Portfolio 7,926 7,161 100.00999999999999 $1,566,090 $1,367,481 100 Estimated Build Out (in TEI) $8,700,000 $7,700,000 Land Roll Forward - Prologis Share U.S. Other Americas Europe Asia Total As of December 31, 2015 $,539,120 $,289,117 $,425,418 $,126,950 $1,380,605 Acquisitions 0 0 19,144 0 19,144 Dispositions ,-16,986 0 -2,155 0 ,-19,141 Development starts ,-25,964 ,-12,707 ,-15,158 0 ,-53,829 Infrastructure costs 16,551 12,437 11,258 983 41,229 Effect of changes in foreign exchange rates and other ,-15,220 -,194 7,066 7,821 -,527 As of March 31, 2016 $,497,501 $,288,653 $,445,573 $,135,754 $1,367,481

Mexico is included in the U.S. as it is U.S. dollar functional. This includes the currencies in Europe in which we operate, predominately Euro and GBP. These calculations are included in the Notes and Definitions section, and are not calculated in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview Capitalization Assets Under Management (dollars in millions) Total Enterprise Value Assets Under Management Total AUM by Division Net Equity 30 Debt Metrics (C) March 31, 2016 December 31, 2015 Debt as % of gross real estate assets 0.38080131891328117 0.38400000000000001 Debt as % of gross market capitalization 0.33874218532250494 0.34699999999999998 Secured debt as % of gross real estate assets 8.7% 9.7% Unencumbered gross real estate assets to unsecured debt 2.5812666054493927 2.6160000000000001 Fixed charge coverage ratio 5.09x 4.51x Fixed charge coverage ratio, excluding development gains 4.28x 3.95x Debt/Adjusted EBITDA 5.59x 6.01x Debt/Adjusted EBITDA, excluding development gains 6.66x 6.87x Investment Ratings at March 31, 2016 (D) Moody's Baa1 (Outlook Positive) Standard & Poor's BBB+ (Outlook Positive)

The maturity of credit facilities ,certain term loan debt (Prologis share $868.7 million) and certain unconsolidated entity debt (Prologis share $325.9 million) is reflected at the extended maturity date as the extension is at the entity’s option. We hedge the net assets of certain international subsidiaries using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is to essentially exchange U.S. dollar denominated debt as reflected in the table under Investment Hedges. See also page 30 for our net equity exposure by currency. Debt Summary Capitalization 31 dollars in millions Unsecured Prologis Share Maturity Senior Credit Facilities (A) Other (A) Secured Mortgage Total Consolidated Entities Total Consolidated Unconsolidated Entities (A) Total ($) % Maturing Wtd. Avg. Interest Rate % Fixed 2016 $0 $0 $1 $168 $169 $168 $337 $36 $373 $289 2.3% 5.0999999999999997 0.99 2017 0 0 100 8 108 515 623 383 1,006 552 4.3% 2.8% 0.8 2018 175 307 1 167 650 403 1,053 1,324 2,377 1,222 9.6% 0.03 0.74 2019 618 0 563 303 1,484 143 1,627 801 2,428 1,778 0.13900000000000001 3.5% 0.6 2020 885 0 1 6 892 252 1,144 1,107 2,251 1,388 0.109 2.8% 0.96 2021 1,297 0 365 14 1,676 128 1,804 1,003 2,807 2,010 0.158 2.4% 1 2022 797 0 579 10 1,386 1 1,387 791 2,178 1,591 0.125 2.6% 1 2023 850 0 288 33 1,171 142 1,313 287 1,600 1,324 0.104 3.9% 1 2024 797 0 1 132 930 1 931 245 1,176 978 7.7% 4.1% 1 2025 750 0 1 139 890 1 891 345 1,236 998 7.8% 3.7% 1 2026 569 0 1 0 570 1 571 100 671 617 4.8% 3.2% 1 Thereafter 0 0 6 0 6 1 7 0 7 6 0.0% 5.5% 1 Subtotal 6,738 307 1,907 980 9,932 1,756 11,688 6,422 18,110 12,753 100.0% Unamortized net premiums (discounts) -23 0 0 12 -11 60 49 14 63 32 Unamortized finance costs -33 0 -9 -4 -46 -4 -50 -40 -90 -60 Subtotal 6,682 307 1,898 988 9,875 1,812 11,687 6,396 18,083 12,725 3.2% 0.91 Third party share of debt 0 0 0 0 0 -,694 -,694 -4,664 -5,358 Prologis share of debt $6,682 $307 $1,898 $988 $9,875 $1,118 $10,993 $1,732 $12,725 Weighted average GAAP interest rate 3.3% 1.5% 1.9% 0.06 3.2% 2.9% 3.2% 3.3% 3.2% 3.2% Weighted average remaining maturity in years 6.36 2.2799999999999998 5 4.5199999999999996 5.79 2.86 5.5 4.53 5.37 5.37 Prologis share of debt by local currency Total Investment Hedges (B) Total Prologis Share Wtd. Avg. Interest Rate Wtd. Avg. Term Dollars $2,986 $241 $576 $837 $4,640 $1,117 $5,757 $753 $6,510 $-,990 $5,520 3.9% 4.7 Euro 3,606 40 0 0 3,646 1 3,647 561 4,208 278 4,486 2.6% 6.3 GBP 0 7 0 0 7 0 7 167 174 433 607 3.9% 5.0999999999999996 Yen 90 0 1,037 0 1,127 0 1,127 236 1,363 62 1,425 1.6% 5.0999999999999996 CAD 0 19 285 151 455 0 455 0 455 205 660 3.2% 7.6 Other 0 0 0 0 0 0 0 15 15 12 27 2.5% 4.0999999999999996 Prologis share of debt $6,682 $307 $1,898 $0 $988 $9,875 $1,118 $10,993 $1,732 $12,725 $0 $12,725 3.2% 5.4

Liquidity and Other Debt Metrics Capitalization 32 dollars in thousands Near Term Maturities Liquidity Prologis Share of Debt Wtd. Avg. Interest Rate Aggregate lender commitments- GLOC and revolver $2,748,619 Less: Q2 2016 $,156,076 7.0999999999999994 Borrowings outstanding ,306,775 Q3 2016 5,521 4.5% Outstanding letters of credit 26,113 Q4 2016 ,127,755 2.6% Current availability - credit facilities 2,415,731 Q1 2017 ,114,186 1.4% Unrestricted cash - Prologis share of consolidated ,314,189 Total next 12 months $,403,538 0.04 Total liquidity $2,729,920 Encumbrances Unencumbered Encumbered Total Consolidated operating properties $17,734,167 $6,054,433 $23,788,600 Consolidated development portfolio and land 3,243,538 21,424 3,264,962 Consolidated other investments in real estate 1,497,116 0 1,497,116 Total Consolidated 22,474,821 6,075,857 28,550,678 Less: third party share of investments in real estate 2,743,240 1,231,726 3,974,966 Total consolidated - Prologis share 19,731,581 4,844,131 24,575,712 Unconsolidated operating properties - Prologis share 5,782,382 1,575,771 7,358,153 Unconsolidated development portfolio and land - Prologis share ,169,138.95849999989 58,843.681499999999 ,227,982.6399999999 Gross Real Estate Assets - Prologis Share $25,683,101.958500002 $6,478,745.6814999999 $32,161,847.640000001 Secured and Unsecured Debt Unsecured Secured Debt Mortgage Debt Total Prologis debt $8,952,298 $,980,121 $9,932,419 Consolidated entities debt 0 1,755,861 1,755,861 Our share of unconsolidated entities debt ,997,508 ,740,327 1,737,835 Total debt - at par 9,949,806 3,476,309 13,426,115 Less: third party share of consolidated debt 0 -,673,086 -,673,086 Total Prologis share of debt - at par 9,949,806 2,803,223 12,753,029 Premium (discount) and deferred finance costs - consolidated ,-64,633 63,524 -1,109 Less: third party share of consolidated debt discount (premium) and deferred finance costs 0 ,-21,161 ,-21,161 Our share of premium (discount) and deferred finance costs - unconsolidated 0 -6,223 -6,223 Total Prologis Share of Debt, Net of Premium (Discount) $9,885,173 $2,839,363 $12,724,536

Components – Prologis Share Net Asset Value 33 in thousands, expect for percentages and per square foot Operating Square Feet Gross Book Value GBV per Sq Ft Adjusted Cash NOI (Actual) Adjusted Cash NOI (Pro Forma) Annualized Adjusted Cash NOI Percent Occupied Consolidated Operating Portfolio U.S. ,263,541 $18,562,752 $70.435916992042991 $,290,879 $,290,879 $1,163,516 0.96487484372862853 Other Americas 8,150 ,638,903 78.393006134969326 9,398 9,398 37,592 1.0000000000003693 Europe 10,353 ,579,260 55.950932096976722 10,339 10,339 41,356 0.86742191540527425 Asia 5,062 ,465,746 92.00829711576452 5,470 5,470 21,880 0.83715189316686622 Pro forma adjustment for mid-quarter acquisitions/development completions 3,213.1807499999995 12,851.722999999998 Total consolidated operating portfolio ,287,106 20,246,661 70.519811498192311 ,316,086 ,319,299.18075 1,277,195.723 0.96042459801044222 UNCONSOLIDATED OPERATING PORTFOLIO U.S. 10,980 1,026,820 93.517304189435336 15,216 15,216 60,864 0.97586900382603203 Other Americas 16,365 ,947,627 57.905713412771156 19,675 19,675 78,700 0.96771496663858025 Europe 60,636 4,656,491 76.794165182399894 77,607.557799999995 77,607.557799999995 ,310,430.23119999998 0.95342759468169913 Asia 4,832 ,671,666 139.00372516556291 9,623.1686000000009 9,623.1686000000009 38,492.674400000004 0.962450379751562 Pro forma adjustment for mid-quarter acquisitions/development completions 290.34300000000002 1,161.3720000000001 Total unconsolidated operating portfolio 92,813 7,302,604 78.680831349056703 ,122,121.7264 ,122,412.6939999999 ,489,647.27759999997 0.95681757473003581 Total Operating Portfolio ,379,919 $27,549,265 $72.513522619295159 $,438,207.72639999999 $,441,711.25014999998 $1,766,843.5999999 0.96 Development Investment Balance TEI TEI per Sq Ft Annualized Pro Forma NOI Percent Occupied Square Feet Consolidated Prestabilized U.S. 6,024 $,357,444 $,426,637 $70.82287516600266 $26,170 7.8% Other Americas 480 23,019 28,585 59.552083333333336 2,511 0.302015279848176 Europe 2,133 ,126,762 ,144,575 67.780121894045948 9,033 0.12699703993113684 Asia 1,675 ,214,159 ,228,906 136.6602985074627 14,458 5.3% 0.11762419116417676 Properties under development U.S. 6,546 ,339,171 ,575,148 87.862511457378545 35,883 Other Americas 2,492 ,101,840 ,180,164 72.296950240770471 13,468 Europe 4,503 ,260,007 ,445,560 98.94736842105263 31,687 Asia 4,042 ,387,184 ,599,281 148.26348342404751 36,877 Total consolidated development portfolio 27,895 1,809,586 2,628,856 94.241118480014336 $,170,087 Unconsolidated Other Americas 1,481 79,595 92,398 62.388926401080354 $9,796 Europe 412 32,368 39,084 94.864077669902912 2,838 Asia 1,371 47,365 83,766 61.098468271334795 6,218 Total unconsolidated development portfolio 3,264 ,159,328 ,215,248 65.946078431372555 $18,852 Total Development Portfolio 31,159 $1,968,914 $2,844,104 $91.277126993805965 $,188,939 Prologis share of estimated value creation (see Capital Deployment - Development Portfolio) ,551,677 Total development portfolio, including estimated value creation $2,520,591

Components - Continued Net Asset Value 34 in thousands Balance Sheet and Other Items As of March 31, 2016 Consolidated Other assets Cash and cash equivalents $,369,737 Restricted cash $7,828 Accounts receivable, prepaid assets and other tangible assets $,770,632.44112199999 Other real estate investments and assets held for sale $,730,468 Note receivable backed by real estate $37,550 Prologis share of value added operating properties $,228,438 Prologis receivable from unconsolidated co-investment ventures $,144,126 Investments in and advances to other unconsolidated joint ventures $,154,687 Less: third party share of other assets $-,172,369 Total other assets $2,271,097.4411220001 Other liabilities Accounts payable and other current liabilities $,698,678 Deferred income taxes $78,625 Value added tax and other tax liabilities $13,880.464219 Tenant security deposits $,195,457.90374899999 Other liabilities $,324,420.39136699995 Less: third party share of other liabilities $,-86,264 Total liabilities and noncontrolling interests $1,224,797.7593350001 UNCONSOLIDATED Prologis share of net tangible other assets $,219,255 Land Current book value of land $1,341,600 Less: third party share of the current book value of land $,-42,774 Prologis share of book value of land in unconsolidated entities $68,654.639999999898 Total Land Portfolio $1,367,480.64 Strategic Capital / Development Management First Quarter Annualized Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment ventures $26,684 $,106,736 Third party share of other transactional fees from consolidated and unconsolidated co-investment ventures (trailing 12 months) $4,597 $19,050 Strategic capital expenses for asset management and other transactional fees (annualized based on estimated 12 months) $,-11,713 $,-54,256 Total strategic capital EBITDA $19,568 $71,530 Promotes earned in last 12 months, net of cash expenses $24,517 Development management income $2,518 $10,072 Debt (at par) and Preferred Stock As of March 31, 2016 Debt Prologis debt $9,932,419 Consolidated entities debt $1,755,861 Less: third party share of consolidated debt $-,673,086 Prologis share of unconsolidated debt $1,737,835 Total debt $12,753,029 Preferred stock $78,235 Total debt and preferred stock $12,831,264 Outstanding shares of common stock and limited operating partnership units $,541,051

Notes and Definitions Section 1

Notes and Definitions

1Q 2016 Supplemental

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition Costs, as presented for building acquisitions, represents the economic cost and not necessarily what is capitalized. This amount includes the building purchase price plus 1) transaction closing costs, 2) all due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), 4) the effects of marking assumed debt to market and 5) the net present value of free rent, if applicable.

Adjusted EBITDA. We use Adjusted EBITDA to measure our operating performance. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) attributable to common stockholders and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate (other than from land and development properties), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other non-cash charges or gains (such as stock based compensation and unrealized gains or losses on foreign currency and derivative activity). We make adjustments to reflect our economic ownership in each entity in which we invest, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view our operating performance on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), items that affect comparability, and other significant non-cash items. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquire and stabilize and to remove NOI on properties we dispose of during the quarter assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings and the other required Generally Accepted Accounting Principles ("GAAP") measures of our performance to improve their understanding of our operating results, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Adjusted Cash NOI (Actual). A reconciliation of our rental income and rental expenses included in our Statement of Operations to adjusted cash NOI for the consolidated operating portfolio for purposes of the Net Asset Value calculation is as follows *(in thousands)*:

Rental revenue	$	554,116
Rental expenses		(146,581)
NOI		407,535
Net termination fees and adjustments (a)		(15,631)
Less: actual NOI for development portfolio and other		(12,541)
Less: properties contributed or sold (b)		(3,976)
Less: third party share of NOI		(61,116)
Adjusted NOI for consolidated operating portfolio owned at March 31, 2016		314,271
Straight-line rents (c)		(17,030)
Free rent (c)		17,124
Amortization of lease intangibles (c)		(940)
Effect of foreign currency exchange (d)		743
Less: third party share		1,918
First Quarter Adjusted Cash NOI (Actual)	$	316,086

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Pro forma) to include only rental income that is indicative of the property's recurring operating performance.

(b) The actual NOI for properties that were contributed or sold during the three-month period is removed.

(c) Straight-lined rents, free rent amount and amortization of lease intangibles (above and below market leases) are removed from rental income for the Operating Portfolio to allow for the calculation of a cash yield.

(d) The actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.

Adjusted Cash NOI (Pro forma) consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Adjusted Cash NOI (Pro forma) for the properties in our Development Portfolio is based on current Total Expected Investment and an estimated stabilized yield.

Asset Management Fees represents the third party share of asset management and transactional fees from both consolidated and unconsolidated co-investment ventures.

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third party investors' share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

Business Line Reporting. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. Real estate operations represents total Prologis Core FFO, less the amount allocated to the Strategic Capital line of business. The amount of Core FFO allocated to the Strategic Capital line of business represents the third party share of the asset management related fees we earn from our co-investment ventures (both consolidated and unconsolidated) less costs directly associated to our strategic capital group, plus development management income. Development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO calculation of per share amounts. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

Copyright © 2016 Prologis

36

PROLOGIS.

1Q 2016 Supplemental

Notes and Definitions
(continued)

Calculation of Per Share Amounts

in thousands, except per share amount

	Three Months Ended March 31,	
	2016	2015
Net earnings		
Net earnings	$ 208,041	$ 345,206
Noncontrolling interest attributable to exchangeable limited partnership units	6,609	1,650
Gains, net of expenses, associated with exchangeable debt assumed exchanged	-	(1,614)
Adjusted net earnings - Diluted	**$ 214,650**	**$ 345,242**
Weighted average common shares outstanding - Basic	524,205	514,022
Incremental weighted average effect on exchange of limited partnership units	17,543	3,794
Incremental weighted average effect of stock awards	1,814	2,394
Incremental weighted average effect on exchangeable debt assumed exchanged (a)	-	8,812
Weighted average common shares outstanding - Diluted	**543,562**	**529,022**
Net earnings per share - Basic	**$ 0.40**	**$ 0.67**
Net earnings per share - Diluted	**$ 0.39**	**$ 0.65**
Core FFO		
Core FFO	$ 329,633	$ 254,379
Noncontrolling interest attributable to exchangeable limited partnership units	46	881
Interest expense on exchangeable debt assumed exchanged	-	3,506
Core FFO - Diluted	**$ 329,679**	**$ 258,766**
Weighted average common shares outstanding - Basic	524,205	514,022
Incremental weighted average effect on exchange of limited partnership units	15,877	3,794
Incremental weighted average effect of stock awards	1,814	2,394
Incremental weighted average effect on exchangeable debt assumed exchanged (a)	-	8,812
Weighted average common shares outstanding - Diluted	**541,896**	**529,022**
Core FFO per share - Diluted	**$ 0.61**	**$ 0.49**
AFFO	$ 345,675	$ 211,324
Noncontrolling interest attributable to exchangeable limited partnership units	1,067	60
Interest expense on exchangeable debt assumed exchanged	-	3,113
AFFO - Diluted	**$ 346,742**	**$ 214,497**
Weighted average common shares outstanding - Basic	524,205	514,022
Incremental weighted average effect on exchange of limited partnership units	17,543	2,103
Incremental weighted average effect of stock awards	1,814	2,394
Incremental weighted average effect on exchangeable debt assumed exchanged (a)	-	8,812
Weighted average common shares outstanding - Diluted	**543,562**	**527,331**
AFFO per share - Diluted	**$ 0.64**	**$ 0.41**

(a) In March 2015, the exchangeable debt was settled primarily through the issuance of common stock. The adjustment in 2015 assumes the exchange occurred on January 1, 2015.

Debt Metrics. See below for the detailed calculations for the respective period:

dollars in thousands

	Three Months Ended Mar. 31,	Three Months Ended Dec. 31,
	2016	2015
Debt as a % of gross real estate assets:		
Total Prologis share of debt - at par	$ 12,753,029	$ 12,715,847
Less: Prologis share of outstanding foreign currency derivatives	(47,975)	(34,769)
Less: consolidated cash and cash equivalents	(369,737)	(264,080)
Add: consolidated cash and cash equivalents - third party share	55,548	51,204
Less: unconsolidated entities cash - Prologis share	(143,591)	(163,595)
Total Prologis share of debt, net of adjustments	**$ 12,247,274**	**$ 12,304,607**
Gross real estate assets - Prologis share	**$ 32,161,848**	**$ 32,018,387**
Debt as a % of gross real estate assets	**38.1%**	**38.4%**
Debt as a % of gross market capitalization:		
Total Prologis share of debt, net of adjustments	**$ 12,247,274**	**$ 12,304,607**
Total outstanding common stock and limited partnership units	541,051	540,067
Share price at quarter end	$ 44.18	$ 42.92
Total equity capitalization	$ 23,903,633	$ 23,179,676
Total Prologis share of debt, net of adjustments	12,247,274	12,304,607
Gross market capitalization	**$ 36,150,907**	**$ 35,484,283**
Debt as a % of gross market capitalization	**33.9%**	**34.7%**
Secured debt as a % of gross real estate assets:		
Prologis share of secured debt - at par	$ 2,803,223	$ 3,099,536
Gross real estate assets - Prologis share	$ 32,161,848	$ 32,018,387
Secured debt as a % of gross real estate assets	**8.7%**	**9.7%**
Unencumbered gross real estate assets to unsecured debt		
Unencumbered gross real estate assets - Prologis share	$ 25,683,102	$ 25,151,705
Prologis share of unsecured debt - at par	$ 9,949,806	$ 9,616,311
Unencumbered gross real estate assets to unsecured debt	**258.1%**	**261.6%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 549,224	$ 514,705
Adjusted EBITDA-annualized including development gains (a)	$ 2,168,138	$ 2,024,273
Net promote for the twelve months ended	24,517	24,762
Adjusted EBITDA-annualized	**$ 2,192,655**	**$ 2,049,035**
Pro forma adjustment for mid-quarter activity and NOI from disposed properties - annualized	23,740	37,416
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 2,216,395**	**$ 2,086,451**
Interest expense	$ 80,812	$ 82,665
Amortization and write-off of deferred loan costs	(3,763)	(3,528)
Amortization of debt premium (discount), net	9,154	13,098
Capitalized interest	13,802	14,122
Preferred stock dividends	1,689	1,632
Third party share of fixed charges from consolidated entities	(7,846)	(8,260)
Our share of fixed charges from unconsolidated entities	14,909	15,852
Total fixed charges	$ 108,757	$ 115,581
Total fixed charges, annualized	**$ 435,028**	**$ 462,324**
Fixed charge coverage ratio	**5.09**	**4.51**
Debt to Adjusted EBITDA:		
Total Prologis share of debt, net of adjustments	**$ 12,247,274**	**$ 12,304,607**
Adjusted EBITDA-annualized	**$ 2,192,655**	**$ 2,049,035**
Debt to Adjusted EBITDA ratio	**5.59**	**6.01**

(a) Prologis share of gains on dispositions of development properties for the rolling 12 month period was $353.2 million and $258.1 million for the current quarter and the previous quarter, respectively.

Copyright © 2016 Prologis

37

PROLOGIS.

(continued) Notes and Definitions 38Development Margin is calculated on developed properties as the Value Creation less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by the TEI. Development Portfolio includes industrial properties that are under development and properties that are developed but have not met Stabilization.Estimated Build Out (TEI and sq ft)- represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.FFO, as defined by Prologis attributable to common stockholders/unitholders (“FFO, as defined by Prologis”); Core FFO attributable to common stockholders/unitholders (“Core FFO”); AFFO (collectively referred to as “FFO”). FFO is a financial measure that is not determined in accordance with GAAP, but is a measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Furthermore, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition.NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities. We exclude depreciation from our unconsolidated entities and the third parties’ share of our consolidated ventures.REITs were created in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated and consolidated entities, in our definition of FFO. We exclude the gain on revaluation of equity investments upon acquisition of a controlling interest from our definition of FFO.Our FFO MeasuresAt the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the third party ownership share of the applicable reconciling items based on average ownership percentage for the applicable periods.We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared with similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental revenue. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, defined below, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.FFO, as defined by Prologis To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;unhedged foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and mark-to-market adjustments associated with derivative financial instruments.We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.Core FFOIn addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and nonrecurring items that we recognized directly in FFO, as defined by Prologis:gains or losses from contribution or sale of land or development properties;income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;

(continued) Notes and Definitions 39gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; andexpenses related to natural disasters.AFFOTo arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties and our share of recurring capital expenditures and exclude our share of the impact of; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of management contracts; (iv) amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and; (v) stock compensation expense. We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time. We analyze our operating performance primarily by the rental revenue of our real estate and the revenue driven by our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. Although these items discussed above have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. We use Core FFO and AFFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental revenue. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy. As discussed above, we believe AFFO is a supplemental measure of operating performance, although we also believe AFFO provides a meaningful indicator of our ability to fund our distributions to our stockholders. Limitations on the use of our FFO measuresWhile we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:The current income tax expenses and acquisition costs that are excluded from our defined FFO measures represent the taxes and transaction costs that we have or may pay.Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. Certain of our FFO measures are limited, as not all reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements. The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation. The natural disaster expenses that we exclude from Core FFO are costs that we have incurred. We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. We use fixed charge coverage to measure our liquidity. We believe that fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure our ability to make interest payments on outstanding debt and make distributions/dividends to preferred unitholders/stockholders. Our computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.General and Administrative Expenses (“G&A”). All of the property management functions are provided by property management personnel of Prologis who perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. During the first quarters of 2016 and 2015, $8.6 million and $8.1 million, respectively of net employee costs related to property management activities were included in Rental Expenses. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our Strategic Capital segment. We do not allocate the indirect costs to Strategic Capital Expenses.

1Q 2016 Supplemental

Notes and Definitions
(continued)

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

in thousands	Three Months Ended March 31,	
	2016	2015
Building development activities	$ 10,767	$ 11,555
Leasing activities	4,958	5,048
Operating building improvements, land improvements and other	7,341	7,469
Total capitalized G&A	**$ 23,066**	**$ 24,072**

G&A as a Percent of Assets Under Management *(in thousands)*:

Net G&A - midpoint of 2016 guidance range (a)	$ 223,000
Add: estimated 2016 strategic capital expenses	108,000
Less: estimated 2016 strategic capital property management expenses	(54,000)
Adjusted G&A, using 2016 guidance amounts	**$ 277,000**
Gross book value at period end (b):	
Operating properties	$ 47,579,196
Development portfolio - TEI	3,606,429
Land portfolio	1,566,090
Other real estate investments, assets held for sale and note receivable backed by real estate	768,018
Total Gross Book Value of Assets Under Management	**$ 53,519,733**
G&A as % of Assets Under Management	**0.52%**

(a) *This amount represents the 2016 guidance provided in this Supplemental Package.*
(b) *This amount does not represent enterprise value.*

Interest Expense

in thousands	Three Months Ended March 31,	
	2016	2015
Gross interest expense	$ 100,005	$ 91,464
Amortization of discount (premium), net	(9,154)	(9,837)
Amortization of deferred loan costs	3,763	3,418
Interest expense before capitalization	94,614	85,045
Capitalized amounts	(13,802)	(16,284)
Interest expense	**$ 80,812**	**$ 68,761**

Investment Capacity is our estimate of the gross real estate, which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners assuming the ventures maximum leverage limits are used.

Land Portfolio. The markets presented represent markets that are generally greater than 1% of NOI in the Operating Portfolio.

Market Classification

- **Global Markets** feature large population centers with high per-capita consumption and are located near major seaports, airports, and ground transportation systems.
- **Regional Markets** benefit from large population centers but typically are not as tied to the global supply chain, but rather serve local consumption and are often less supply constrained. Markets included as regional markets include: Austin, Charlotte, Cincinnati, Columbus, Denver, Hungary, Indianapolis, Juarez, Las Vegas, Louisville, Memphis, Nashville, Orlando, Phoenix, Portland, Reno, Reynosa, San Antonio, Slovakia, Sweden and Tijuana.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform, or development platform.

Net Effective Rent is calculated at the beginning of the lease using the estimated total cash to be received over the term of the lease (including base rent and expense reimbursements) and annualized. Amounts derived in a currency other than the U.S. Dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the annualized net effective rent by the occupied square feet of the lease.

Net Effective Rent Change (Cash) represents the change in rental rates per the lease agreement on new and renewed leases signed during the period as compared with the previous rental rates in that same space. This measure excludes certain adjustments made to GAAP accounting.

Net Effective Rent Change (GAAP) represents a non-GAAP measure and is calculated as the change in net effective rental rates (average rate over the lease term based on rental income in accordance with GAAP) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Net Equity represents the sum of all the outstanding shares of common stock, limited partnership units and preferred stock multiplied by the closing stock price at the end of the period.

Net Operating Income ("NOI") represents rental income less rental expenses.

Net Promote includes actual promote earned from third party investors during the period, net of related cash expenses.

Operating Margin represents NOI divided by rental income and was 75% Prologis share for the trailing twelve months.

Operating Portfolio includes stabilized industrial properties in our owned and managed portfolio. A developed property moves into the Operating Portfolio when it meets Stabilization. Prologis share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The markets presented represent markets that are generally greater than 1% of Prologis share of NOI.

Pro-Rata Balance Sheet, Income Statement and Reconciliation of Net Earnings to FFO. The consolidated amounts shown are derived from our consolidated financial statements and are adjusted to remove the amounts attributable to non-controlling interests. The Prologis share of unconsolidated co-investment ventures amounts are derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information, we use our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We use a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the total owned and managed portfolio, we add our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the Prologis Total Share.

PROLOGIS.

Copyright © 2016 Prologis

40

Notes and Definitions
(continued)

1Q 2016 Supplemental

The balance remaining of Total Owned and Managed in Investments in unconsolidated co-investment ventures includes the deferred portion of gains on the contribution of our properties to the ventures, net of any additional costs included in our investment in the venture.

Prologis Share represents our proportionate economic ownership of each entity included in our total owned and managed portfolio whether consolidated or unconsolidated.

Rental Revenue

in thousands	Three Months Ended March 31,	
	2016	2015
Rental revenue	$ 416,821	$ 319,715
Rental expense recoveries	117,012	94,255
Amortization of lease intangibles	415	(5,853)
Straight-lined rents	19,868	10,685
	$ 554,116	$ 418,802

Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and in-place leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Same Store. We evaluate the operating performance of the operating properties we own and manage using a "Same Store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include the properties included in our owned and managed portfolio that were in operation (including development properties that have been completed and available for lease) at January 1, 2015 and throughout the full periods in both 2015 and 2016. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and NOI in the Same Store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods.

Our same store measures are non-GAAP measures that are commonly used in the real estate industry and are calculated beginning with rental income and rental expenses from the financial statements prepared in accordance with GAAP. It is also common in the real estate industry and expected from the analyst and investor community that these numbers be further adjusted to remove certain non-cash items included in the financial statements prepared in accordance with GAAP to reflect a cash same store number. In order to clearly label these metrics, we call one Same Store NOI- GAAP and one Same Store NOI-Adjusted Cash. As these are non-GAAP measures they have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation from our financial statements prepared in accordance with GAAP to Same Store NOI-GAAP and then to Same Store NOI-Adjusted Cash with explanations of how these metrics are calculated and adjusted.

The following is a reconciliation of our consolidated rental income, rental expenses and NOI, as included in the Consolidated Statements of Operations, to the respective amounts in our Same Store portfolio analysis:

dollars in thousands	Three Months Ended March 31,		
	2016	2015	Change (%)
Rental Revenue:			
Rental Revenue	$ 437,104	$ 324,547	
Rental Recoveries	117,012	94,255	
Rental Revenue per the Consolidated Statements of Operations	554,116	418,802	
Properties not included and other adjustments (a)	(160,038)	(40,293)	
Unconsolidated Co-Investment Ventures	441,104	427,657	
Same Store - Rental Income	**$ 835,182**	**$ 806,166**	**3.6%**
Rental Expense:			
Per the Consolidated Statements of Operations	$ 146,581	$ 126,934	
Properties not included and other adjustments (b)	(30,270)	(6,418)	
Unconsolidated Co-Investment Ventures	101,059	100,625	
Same Store - Rental Expense	**$ 217,370**	**$ 221,141**	**(1.7%)**
NOI-GAAP:			
Per the Consolidated Statements of Operations	$ 407,535	$ 291,868	
Properties not included and other adjustments	(129,768)	(33,875)	
Unconsolidated Co-Investment Ventures	340,045	327,032	
Same Store - NOI - GAAP	**$ 617,812**	**$ 585,025**	**5.6%**
Same Store - NOI - GAAP - Prologis Share (c)	**$ 363,527**	**$ 338,396**	**7.4%**
NOI-Adjusted Cash:			
Same store- NOI - GAAP	$ 617,812	$ 585,025	
Straight-line rent adjustments (d)	$ (16,628)	$ (17,635)	
Fair value lease adjustments (d)	(1,075)	4,781	
Same Store - NOI- Adjusted Cash	**$ 600,109**	**$ 572,171**	**4.9%**
Same Store - NOI- Adjusted Cash - Prologis Share (c)	**$ 353,027**	**$ 333,036**	**6.0%**

(a) To calculate Same Store rental income, we exclude the net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

(b) To calculate Same Store rental expense, we include an allocation of the property management expenses for our consolidated properties based on the property management fee that is provided for in the individual management agreements under which our wholly owned management companies provide property management services (generally the fee is based on a percentage of revenue). On consolidation, the management fee income and expenses are eliminated and the actual cost of providing property management services is recognized.

(c) Prologis share of Same Store is calculated using the underlying building information from the Same Store NOI GAAP and Adjusted Cash calculations and applying our ownership percentage as of March 31, 2016 to the NOI of each building for both periods.

(d) In order to derive Same Store- NOI - Adjusted Cash, we adjust Same Store- NOI- GAAP to exclude non-cash items included in our rental income in our GAAP financial statements, including straight line rent adjustments and adjustments related to purchase accounting to reflect leases at fair value at the time of acquisition.

Copyright © 2016 Prologis

41

PROLOGIS.

(continued) Notes and Definitions 42Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period. Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our Operating Portfolio.Stabilized capitalization rate is calculated as “Stabilized NOI” divided by the “Acquisition Cost”. Stabilized NOI equals the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5%, minus estimated operating expenses.Total Expected Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.Turnover Costs represent the obligations incurred in connection with the signing of a lease, including leasing commissions and tenant improvements.  Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property). Value-Added Acquisitions are properties we acquire for which we believe the discount in pricing attributed to the operating challenges could provide greater returns post-stabilization than the returns of stabilized properties that are not Value-Added Acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price that must be invested within the first two years of ownership. Value-Added Conversions (“VAC”) represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceeds the amount included in NAV for the disposed property.Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the value exceeds our total expected investment and does not include any fees or promotes we may earn. Value Creation for our value-added conversion properties includes the realized economic gain.Weighted Average Estimated Stabilized Yield is calculated as NOI assuming stabilized occupancy divided by Acquisition Cost or TEI, as applicable.Weighted Average GAAP Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.